Exhibit 99.1

Midwest Holding Inc. Reports Second Quarter 2021 Results

LINCOLN, Neb., Aug. 12, 2021/PRNewswire/ -- Midwest Holding Inc. (“Midwest”) (NASDAQ: MDWT), today announced financial results for its second quarter ended June 30, 2021.

Second Quarter 2021 Highlights

•	GAAP revenue was $8.9 million in the second quarter of 2021, compared to negative $12.5 million in the second quarter of 2020

•	GAAP net (loss) income was a net loss of $5.0 million in the second quarter of 2021, compared to a net loss of $16.6 million in the second quarter of 2020

•	Annuity direct written premiums under statutory accounting principles (non-GAAP) grew 26% to $125.9 million in the second quarter of 2021, compared to $99.7 million in the second quarter of 2020

•	Non-GAAP management revenue grew 184% to $9.1 million in the second quarter of 2021, compared to $3.2 million in the second quarter of 2020

•	Non-GAAP management operating income (loss) available to common stockholders was income of $0.8 million in the second quarter of 2021, compared to a loss of $0.6 million in the second quarter of 2020

From Co-Chief Executive Officer A. Michael Salem

This was a solid quarter for Midwest, and we continue to execute on our plan and strengthen our position as an industry leader.

On a macro level, our opportunity remains as strong as ever: the U.S. wealth management and financial services value chain continues to be under flux. Asset managers are becoming insurance companies, traditional insurers are divesting assets, private equity is aggregating, technology is circling. We expect this industry realignment to continue for some time – with the true winners to be determined in decades not years.

Midwest is, in fact, built for this environment – from the ground up – as a technology-enabled life and annuity company. At the forefront of our vision is our commitment to driving value to our customers and partners. We do this as an open architecture product developer. Our platform allows us to aggregate and curate alternative asset management that we repackage and distribute to individuals seeking to fund their retirement and institutions seeking unique, uncorrelated returns. Our business is positioned to be aligned with these key stakeholders by connecting them to attractive products with top customer service, all powered by information and technology. We believe we have the people, the platform, and the vision to be a long-term winner in this market.

In the past quarter, we solidly executed in pursuit of our opportunity.

•	Importantly, we advanced our reinsurance pipeline, including closing a key transaction that helped to drive our financial results. As we've said before, these pipes take time to build but we are building them to support long-term sustainable growth

•	Additionally, we advanced our technology and operating infrastructure - crucially positioning us for long-term scalability

•	And we also expanded our distribution efforts, notably adding Nate Thompson with over two decades of experience, to spearhead this important area of our growth

Q2 2021 Key Performance Indicators and Non-GAAP Financial Measures

Annuity Premiums*

For the second quarter of 2021, annuity direct written premiums (statutory non-GAAP) grew 26% to $125.9 million, compared to $99.7 million in the second quarter of 2020. Ceded premiums for the second quarter of 2021, decreased 3% to $86.1 million, compared to $88.7 million in the second quarter of 2020.

MYGA and FIA direct written premiums accounted for 21% and 79%, respectively, of total annuity direct written premiums in the second quarter of 2021.

* Non-GAAP; see discussion below for a reconciliation to GAAP.

Management Revenue*

For the second quarter of 2021, management revenue (a non-GAAP measure) was $9.1 million, an increase of 184% compared to $3.2 million in the second quarter of 2020. The components of management revenue in the second quarter of 2021 include:

•	$4.9 million of net revenue on reinsurance, primarily ceding commissions

•	$3.2 million of investment income, net of expenses

•	$0.7 million service fee revenue, net of expenses

•	$0.4 million of other revenue

*Non-GAAP; see discussion below for a reconciliation to GAAP.

Management Operating Income (Loss) Available to Common Shareholders*

For the second quarter of 2021, management operating income (loss) available to common shareholders increased to income of $0.8 million in the second quarter of 2021, compared to a loss of $0.6 million in the second quarter of 2020.

* Non-GAAP; see discussion below for a reconciliation to GAAP.

General & Administrative Expenses

For the second quarter of 2021, general and administrative or “G&A” expenses totaled $5.9 million compared to $3.7 million in the second quarter of 2020. G&A expenses include salaries, benefits and other operating expenses, while excluding $1.5 million of non-cash stock-based compensation and $1.3 million of non-cash mark-to-market of our derivative option allowance.*

* Non-GAAP; see discussion below for a reconciliation to GAAP.

Explanation of Non-GAAP Financial Measures

We have discussed above below certain non-GAAP financial measures that our management uses in conjunction with GAAP financial measures as an integral part of managing our business and to, among other things:

•	monitor and evaluate the performance of our business operations and financial performance;

•	facilitate internal comparisons of the historical operating performance of our business operations;

•	review and assess the operating performance of our management team;

•	analyze and evaluate financial and strategic planning decisions regarding future operations; and

•	plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, our operating performance measures as prescribed by GAAP.

Annuity Premiums - SAP

Annuity premiums, also referred to as sales or direct written premiums, do not correspond to revenues under GAAP, but are relevant metrics to understand our business performance. Under statutory accounting practices, or SAP, our annuity premiums received are treated as premium revenue. Our premium metrics include all sums paid into an individual annuity in a given period. We typically transfer all or a substantial portion of the premium and policy obligations to reinsurers. Ceded premium represents the premium we transfer to reinsurers in a given period. Retained premium represents the portion of premium received during a given period that was not ceded to reinsurers and will either be reinsured in a subsequent period or retained by us. We typically retain premiums prior to transferring them to reinsurers to facilitate block and other reinsurance transactions involving portfolios of annuity premiums.

Management Revenue

In addition to total revenue, we have consistently utilized management revenue as an economic measure to evaluate our financial performance. Management revenue consists of GAAP revenue excluding the impact of items that fluctuate from quarter to quarter in a manner unrelated to our core operations, which we believe are useful in analyzing operating trends. The most significant adjustments to arrive at management revenue eliminate the impact of net realized gains or losses on investments. These adjustments include the elimination of net realized gains or losses on investments related to the fair value accounting for derivatives used to hedge the fixed indexed annuity (“FIA”) index credits and mark-to-market change in the FIA embedded derivative liability. We believe the combined presentation and evaluation of total revenue together with management revenue provides information that can enhance an investor’s understanding of our underlying operating results.

Net Revenue on Reinsurance

We have consistently utilized net revenue on reinsurance, a component of management revenue, as an economic measure to evaluate our financial performance. Net revenue earned on reinsurance represents ceding commissions and other reinsurance-related fees paid to us during the period.

Management Expenses

In addition to total expenses, we have consistently utilized management expenses as an economic measure to evaluate our financial performance. Management expenses consist of total GAAP expenses adjusted to eliminate items that fluctuate from quarter to quarter in a manner unrelated to core operations, which we believe are useful in analyzing operating trends. The most significant adjustments to arrive at management expenses include the use of management interest credited (as discussed below), the exclusion of stock-based compensation and the exclusion of the mark-to-market option allowance expense (included in other operating expenses) payable to reinsurers to cover their obligations under FIA policies we have reinsured with them. We believe the combined presentation and evaluation of total expenses together with management expenses provides information that can enhance an investor’s understanding of our underlying operating results.

Management Interest Credited

We have consistently utilized management interest credited, a component of management expenses, as an economic measure to evaluate our financial performance. GAAP interest credited contains significant technical considerations related to fair value accounting with respect to the mark-to-market change in the FIA embedded derivative liability and change in actuarial valuation of the FIA reserve, both of which are sensitive to changes in the market as well as changes in actuarial assumptions. Due to these technical considerations that we believe are largely unhelpful to management and investors, we exclude the GAAP interest credited expense related to our FIA products and include the amortized cost of options we purchase to service our FIA policy obligations. The sum of GAAP interest credited related to our multi-year guaranteed annuity (“MYGA”) products and the amortized cost of options we purchase to service our FIA products constitutes management interest credited.

Management Operating Income (Loss) Available to Common Stockholders

In addition to net income (loss), we have consistently utilized management operating income (loss) available to common stockholders as an economic measure to evaluate our financial performance. Management operating income (loss) available to common stockholders consists of management revenue (discussed above) net of management expenses (discussed above) and then tax-effected at 21% assumed tax rate.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this release constitute forward-looking statements. These statements are based on management’s expectations, estimates, projections and assumptions. In some cases, you can identify forward-looking statements by terminology including “could,” “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend,” or “continue,” the negative of these terms, or other comparable terminology used in connection with any discussion of future operating results or financial performance. These statements are only predictions and reflect our management’s good faith present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Factors that may cause our actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include among others, the following possibilities:

•	our business plan, particularly including our reinsurance strategy, may not prove to be successful;

•	our reliance on third-party insurance marketing organizations to market and sell our annuity insurance products through a network of independent agents;

•	adverse changes in our ratings obtained from independent rating agencies;

•	failure to maintain adequate reinsurance;

•	our inability to expand our insurance operations outside the 21 states and District of Columbia in which we are currently licensed;

•	our annuity insurance products may not achieve significant market acceptance;

•	we may continue to experience operating losses in the foreseeable future;

•	the possible loss or retirement of one or more of our key executive personnel;

•	intense competition, including the intensification of price competition, competitive pressures from established insurers with greater financial resources, the entry of new competitors, and the introduction of new products by new and existing competitors;

•	adverse state and federal legislation or regulation, including decreases in rates, limitations on premium levels, increases in minimum capital and reserve requirements, benefit mandates and tax treatment of insurance products;

•	fluctuations in interest rates causing a reduction of investment income or increase in interest expense and in the market value of interest-rate sensitive investment;

•	failure to obtain new customers, retain existing customers, or reductions in policies in force by existing customers;

•	higher service, administrative, or general expense due to the need for additional advertising, marketing, administrative or management information systems expenditures;

•	changes in our liquidity due to changes in asset and liability matching;

•	possible claims relating to sales practices for insurance products; and

•	lawsuits in the ordinary course of business.

Earnings Teleconference Information

The Company will host a conference call to discuss financial and operating results for the second quarter 2021 on Friday, August 13, 2021, at 12:00 p.m. Eastern Time. The Company also plans to release its second quarter 2021 results on the investor relations section of its website at https://ir.midwestholding.com after the close of the financial markets on Thursday, August 12, 2021.

CONFERENCE CALL DETAILS

To pre-register for this call, please go to the following link (you will receive your access details via email): https://www.incommglobalevents.com/registration/q4inc/8368/midwest-holding-inc-q-22021/

WEBCAST DETAILS (Audience)

Use this link to access the audience view of the webcast.

https://event.on24.com/wcc/r/3196018/ECFF30E8A916B80EF3703FA822982247

A replay of the webcast will be made available after the call on the Investor Relations page of the Company’s website at https://ir.midwestholding.com

About Midwest

Midwest Holding Inc. is a rapidly growing, technology-enabled, services-oriented annuity platform. Midwest designs and develops in-demand annuity products that are distributed through independent distribution channels, to a large and growing demographic of U.S. retirees. Midwest originates, manages and transfers these annuities through reinsurance arrangements to asset managers and other third-party investors, who are actively seeking these financially attractive products. Midwest also provides the operational and regulatory infrastructure and expertise to enable asset managers and third-party investors to form, capitalize and manage their own reinsurance capital vehicles.

For more information, please visit www.midwestholding.com

Investor contact: ir@midwestholding.com

Media inquiries: press@midwestholding.com

Consolidated Balance Sheets

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Fixed maturities, available for sale, at fair value (amortized cost: $580,914,162 and $369,156,068, respectively)	$588,861,261	$377,163,358
Mortgage loans on real estate, held for investment	130,372,068	94,989,970
Derivative instruments	16,422,394	11,361,034
Equity securities, at fair value (cost: $46,887,832 in 2021 and zero in 2020)	46,924,170	—
Other invested assets	40,813,176	21,897,130
Investment escrow	—	3,174,047
Federal Home Loan Bank (FHLB) stock	500,000	—
Preferred stock	4,728,375	3,897,980
Notes receivable	5,810,328	5,665,487
Policy loans	51,529	45,573
Total investments	834,483,301	518,194,579
Cash and cash equivalents	70,278,979	151,679,274
Deferred acquisition costs, net	21,419,245	13,456,303
Premiums receivable	333,835	313,601
Accrued investment income	10,448,869	6,806,836
Reinsurance recoverables	45,237,046	32,146,042
Intangible assets	700,000	700,000
Property and equipment, net	114,434	103,964
Operating lease right of use assets	287,660	348,198
Other assets	3,114,239	1,533,179
Assets associated with business held for sale	1,058,180	1,118,783
Total assets	$987,475,788	$726,400,759
Liabilities and Stockholders’ Equity
Liabilities:
Benefit reserves	$12,477,017	$12,775,773
Policy claims	159,118	161,703
Deposit-type contracts	848,714,996	597,868,472
Advance premiums	422	2,541
Deferred gain on coinsurance transactions	24,872,873	18,198,757
Lease liabilities:
Operating lease	331,350	396,911
Other liabilities	18,260,351	9,552,791
Liabilities associated with business held for sale	1,053,226	1,114,312
Total liabilities	905,869,353	640,071,260
Contingencies and Commitments
Stockholders’ Equity:
Preferred stock, $0.001 par value; authorized 2,000,000 shares; no shares issued and outstanding as of June 30, 2021 or December 31, 2020	—	—
Voting common stock, $0.001 par value; authorized 20,000,000 shares; 3,737,564 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively; non-voting common stock, $0.001 par value, 2,000,000 shares authorized; no shares issued and outstanding June 30, 2021 and December 31, 2020, respectively	3,738	3,738
Additional paid-in capital	135,232,817	133,592,605
Treasury stock	(175,333)	(175,333)
Accumulated deficit	(60,115,614)	(53,522,078)
Accumulated other comprehensive income	6,660,827	6,430,567
Total stockholders' equity	81,606,435	86,329,499
Total liabilities and stockholders' equity	$987,475,788	$726,400,759

Consolidated Statements of Comprehensive Loss
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Revenues
Premiums	$—	$30	$—	$51
Investment income, net of expenses	3,220,026	(397,842)	6,107,389	843,136
Net realized gain (loss) on investments	4,059,926	(12,819,871)	(589,179)	9,780,139
Amortization of deferred gain on reinsurance	587,737	338,269	1,048,593	520,707
Service fee revenue, net of expenses	671,804	385,674	1,109,950	765,892
Other revenue	357,814	10,387	606,783	20,213
Total revenue (loss)	8,897,307	(12,483,353)	8,283,536	11,930,138
Expenses
Interest credited	3,931,216	(128,052)	1,584,813	83,150
Benefits	—	4,016	79	(3,087)
Amortization of deferred acquisition costs	524,336	100,388	1,027,073	140,897
Salaries and benefits	4,513,944	1,354,934	7,441,171	2,179,830
Other operating expenses	4,174,196	2,305,687	2,644,899	3,630,800
Total expenses	13,143,692	3,636,973	12,698,035	6,031,590
(Loss) income continuing from operations before taxes	(4,246,385)	(16,120,326)	(4,414,499)	5,898,548
Income tax expense	(746,689)	(479,513)	(2,179,037)	(887,429)
Net (loss) income attributable to Midwest Holding, Inc.	(4,993,074)	(16,599,839)	(6,593,536)	5,011,119
Comprehensive income (loss):
Unrealized gains (losses) on investments arising during the three months ended June 2021 and 2020, net of offsets, net of tax ($119,677 and $4.9 million, respectively); unrealized gains (losses) on investments arising during the six months ended June 2021 and 2020, net of offsets, net of tax ($61,207 and $1.6 million, respectively)	373,392	6,673,662	1,336,272	2,502,690
Unrealized losses on foreign currency	—	(976)	—	(406,255)
Less: Reclassification adjustment for net realized gains on investments, net of tax for the three months ended June 20, 2021 and 2020 ($208,655 and $216,772, respectively), and net of tax for the six months ended June 20, 2021 and 2020 ($294,004 and $242,962, respectively)	(784,942)	12,819,871	(1,106,012)	(9,780,139)
Other comprehensive (loss) income	(411,550)	19,492,557	230,260	(7,683,704)
Comprehensive (loss) income	$(5,404,624)	$2,892,718	$(6,363,276)	$(2,672,585)
Earnings (loss) income per common share
Basic	$(1.34)	$(6.53)	$(1.76)	$2.19
Diluted	$(1.34)	$(6.53)	$(1.76)	$2.18

Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
	2021	2020
Cash Flows from Operating Activities:
Net (loss) income attributable to Midwest Holding, Inc.	$(6,593,536)	$5,011,119
Adjustments to arrive at cash provided by operating activities:
Net premium and discount on investments	(438,382)	104,947
Depreciation and amortization	25,405	804,289
Stock options	1,769,567	25,022
Amortization of deferred acquisition costs	1,027,073	140,897
Deferred acquisition costs capitalized	(9,041,477)	(4,118,436)
Net realized losses (gains) on investments	589,179	(9,780,139)
Deferred coinsurance ceding commission	6,674,116	3,908,889
Changes in operating assets and liabilities:
Reinsurance recoverables	(13,529,299)	(4,304,381)
Interest and dividends due and accrued	(3,642,033)	(1,960,229)
Premiums receivable	(20,234)	6,310
Policy liabilities	7,333,531	3,958,101
Other assets and liabilities	7,121,121	8,678,265
Other assets and liabilities - discontinued operations	(483)	6,280
Net cash (used for) provided by operating activities	(8,725,452)	2,480,934
Cash Flows from Investing Activities:
Fixed maturities available for sale:
Purchases	(342,717,164)	(107,759,107)
Proceeds from sale or maturity	132,752,125	18,409,038
Mortgage loans on real estate, held for investment
Purchases	(51,978,684)	(35,531,866)
Proceeds from sale	16,596,586	2,069,950
Derivatives
Purchases	(9,850,552)	(2,643,989)
Proceeds from sale	3,062,687	—
Purchase of equity securities	(46,924,170)	—
Other invested assets
Purchases	(32,291,974)	(7,011,102)
Proceeds from sale	16,915,404	5,612,112
Purchase of restricted common stock in FHLB	(500,000)	—
Preferred stock	(778,681)	—
Notes receivable	—	(5,488,101)
Net change in policy loans	(5,956)	(35,158)
Net purchases of property and equipment	(34,642)	(45,513)
Net cash used in investing activities	(315,755,021)	(132,423,736)
Cash Flows from Financing Activities:
Finance lease	—	(111)
Capital contribution	(129,355)	14,941,533
1505 Capital LLC purchase	—	(500,000)
Receipts on deposit-type contracts	249,519,268	147,486,013
Withdrawals on deposit-type contracts	(6,309,735)	(658,936)
Net cash provided by financing activities	243,080,178	161,268,499
Net (decrease) increase in cash and cash equivalents	(81,400,295)	31,325,697
Cash and cash equivalents:
Beginning	151,679,274	43,716,205
Ending	$70,278,979	$75,041,902

Supplementary information
Cash paid for taxes	$1,500,000	$—

Supplemental Information – Annuity Premiums (SAP);
Reconciliation – Management Revenue to GAAP Revenue
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Annuity Premiums (SAP)
MYGA direct written premiums	$26,191,111	$27,400,367	$35,560,073	$58,965,873
FIA direct written premiums	99,674,226	72,270,636	213,959,195	88,520,140
Annuity direct written premiums	125,865,337	99,671,003	249,519,268	147,486,013
Ceded premiums	86,105,933	88,717,954	133,570,212	114,446,652

Annuity Premiums Statistics
Premiums ceded %	68%	89%	54%	78%

Direct written premiums growth y-o-y %:
MYGA	(4)%	(9)%	(40)%	54%
FIA	38%	NMF	142%	NMF
Total	26%	233%	69%	286%

Direct written premiums composition %:
MYGA	21%	27%	14%	40%
FIA	79%	73%	86%	60%
Total	100%	100%	100%	100%

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Management Revenue
Net revenue on reinsurance	$4,863,927	$3,213,218	$7,722,709	$4,429,596
Investment income, net of expenses	3,220,026	(397,842)	6,107,389	843,136
Service fee revenue, net of expenses	671,804	385,674	1,109,950	765,892
Other revenue	357,814	10,387	606,783	20,213
Management revenue - total	$9,113,571	$3,211,437	$15,546,831	$6,058,837

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net Revenue on Reinsurance
Amortization of deferred gain on reinsurance	$587,737	$338,269	$1,048,593	$520,707
Adjustments:
Add: Deferred coinsurance ceding commission	4,276,190	2,874,949	6,674,116	3,908,889
Net revenue on reinsurance	$4,863,927	$3,213,218	$7,722,709	$4,429,596

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Reconciliation - Management Revenue to GAAP Revenue
Total revenue - GAAP	$8,897,307	$(12,483,353)	$8,283,536	$11,930,138
Adjustments:
Less: Premiums	—	(30)	—	(51)
Less: Net realized gains on investments	(4,059,926)	12,819,871	589,179	(9,780,139)
Add: Deferred coinsurance ceding commission	4,276,190	2,874,949	6,674,116	3,908,889
Management revenue - total	$9,113,571	$3,211,437	$15,546,831	$6,058,837

Supplemental Information – Reconciliation – Management Expenses to GAAP Expenses
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Management Expenses
G&A	$5,893,361	$3,722,329	$1,144,452	$5,860,404

Management interest credited	1,739,682	172,677	2,882,091	215,928
Amortization of deferred acquisition costs	524,336	100,388	1,027,073	140,897
Expenses related to retained business	2,264,018	273,065	3,909,164	356,825
Management expenses - total	$8,157,379	$3,995,394	$15,053,616	$6,217,229

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
G&A
Salaries and benefits - GAAP	$4,513,944	$1,354,934	$7,441,171	$2,179,830
Other operating expenses - GAAP	4,174,196	2,305,687	2,644,899	3,630,800
Subtotal	8,688,140	3,660,621	10,086,070	5,810,630
Adjustments:
Less: Stock-based compensation	(1,508,227)	(13,088)	(1,769,567)	(25,022)
Less: Mark-to-market option allowance	(1,286,552)	74,796	2,827,949	74,796
G&A	$5,893,361	$3,722,329	$11,144,452	$5,860,404

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Management Interest Credited
Interest credited - GAAP	$3,931,216	$(128,052)	$1,584,813	$83,150
Adjustments:
Less: FIA interest credited - GAAP	(3,404,569)	200,463	(586,063)	6,201
Add: FIA options cost - amortized	1,213,035	100,266	1,883,341	126,577
Management interest credited	$1,739,682	$172,677	$2,882,091	$215,928

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Reconciliation - Management Expenses to GAAP Expenses
Total revenue - GAAP	$13,143,692	$3,636,973	$12,698,035	$6,031,590
Adjustments:
Less: Benefits	—	(4,016)	(79)	3,087
Less: Stock-based compensation	(1,508,227)	(13,088)	(1,769,567)	(25,022)
Less: Mark-to-market option allowance	(1,286,552)	74,796	2,827,949	74,796
Less: FIA interest credited - GAAP	(3,404,569)	200,463	(586,063)	6,201
Add: FIA options cost - amortized	1,213,035	100,266	1,883,341	126,577
Management expenses - total	$8,157,379	$3,995,394	$15,053,616	$6,217,229

Supplemental Information – Reconciliation – Management Operating Income (Loss) Available to Common Stockholders to GAAP Net Loss Attributable to Midwest Holding Inc.
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Reconciliation from Net Loss Attributable to Midwest Holding Inc. - GAAP to Management Operating Income Available to Common Stockholders
Net loss attributable to Midwest Holding Inc. - GAAP	$(4,993,074)	$(16,599,839)	$(6,593,536)	$5,011,119
Adjustments:
Less: Premiums	—	(30)	—	(51)
Less: Net realized gains on investments	(4,059,926)	12,819,871	589,179	(9,780,139)
Add: Deferred coinsurance ceding commission	4,276,190	2,874,949	6,674,116	3,908,889
Less: Benefits	—	4,016	79	(3,087)
Less: Stock-based compensation	1,508,227	13,088	1,769,567	25,022
Less: Mark-to-market option allowance	1,286,552	(74,796)	(2,827,949)	(74,796)
Less: FIA interest credited - GAAP	3,404,569	(200,463)	586,063	(6,201)
Add: FIA options cost - amortized	(1,213,035)	(100,266)	(1,883,341)	(126,577)
Less: Income tax expense - GAAP	746,689	479,513	2,179,037	887,429
Add: Effective tax expense at 21% assumed tax rate	(200,800)	164,631	(103,575)	33,262
Total adjustments	5,748,466	15,980,513	6,983,176	(5,136,249)
Management operating income (loss) available to common stockholders	$755,392	$(619,326)	$389,640	$(125,130)

Management operating income (loss) available to common stockholders per common share
Basic	$0.20	$(0.24)	$0.10	$(0.05)
Diluted	$0.20	$(0.24)	$0.10	$(0.05)

Weighted average shares outstanding - basic	3,737,564	2,540,588	3,737,564	2,291,629
Weighted average shares outstanding - diluted	3,776,169	2,542,482	3,776,169	2,293,523

Supplemental Information – Retained and Reinsurance Balance Sheets (GAAP)
(Unaudited)

	June 30, 2021			December 31, 2020
	Retained	Reinsurance	Consolidated	Retained	Reinsurance	Consolidated
Assets
Total investments	$378,874,422	$455,608,879	$834,483,301	$185,367,430	$332,827,149	$518,194,579
Cash and cash equivalents	30,530,673	39,748,306	70,278,979	102,334,579	49,344,695	151,679,274
Accrued investment income	3,378,438	7,070,431	10,448,869	1,955,938	4,850,898	6,806,836
Deferred acquisition costs, net	21,419,245	—	21,419,245	13,456,303	—	13,456,303
Reinsurance recoverables	—	45,237,046	45,237,046	—	32,146,042	32,146,042
Other assets	4,143,746	1,464,602	5,608,348	2,685,341	1,432,384	4,117,725
Total assets	$438,346,524	$549,129,264	$987,475,788	$305,799,591	$420,601,168	$726,400,759
Liabilities and Stockholders’ Equity
Liabilities:
Policyholder liabilities	$308,727,024	$552,624,529	$861,351,553	$191,887,322	$418,921,167	$610,808,489
Deferred gain on coinsurance transactions	24,872,873	—	24,872,873	18,198,757	—	18,198,757
Other liabilities	23,140,192	(3,495,265)	19,644,927	9,384,013	1,680,001	11,064,014
Total liabilities	$356,740,089	$549,129,264	$905,869,353	$219,470,092	$420,601,168	$640,071,260
Stockholders’ Equity:
Voting common stock	3,738	—	3,738	3,738	—	3,738
Additional paid-in capital	135,057,484	—	135,057,484	133,417,272	—	133,417,272
Accumulated deficit	(60,115,614)	—	(60,115,614)	(53,522,078)	—	(53,522,078)
Accumulated other comprehensive income	6,660,827	—	6,660,827	6,430,567	—	6,430,567
Total Midwest Holding Inc.'s stockholders' equity	$81,606,435	$—	$81,606,435	$86,329,499	$—	$86,329,499
Total liabilities and stockholders' equity	$438,346,524	$549,129,264	$987,475,788	$305,799,591	$420,601,168	$726,400,759

Note: 1505 Capital had approximately $388 million of total third-party assets under management as of June 30, 2021.